NYNEX Account Balance Deferral
                              Plan
                              (Effective March 1, 1996)

Outline of the NYNEX Account Balance Deferral Plan

This Plan provides for the deferral and ultimate distribution of a Senior Manager's short-term incentive awards, beginning with the amount earned in 1995 and payable in 1996.

The entire amount of each year's short-term incentive award is credited to a "TSR Account," the value of which fluctuates to reflect NYNEX Corporation's annualized total shareholder return for a three-year period.

Awards are first credited to the TSR Account as of March 1, 1996. Then, on March 1, 1997 and on each succeeding March 1, the following adjustments are made to the TSR Account.

First, the amount of the award that the Senior Manager earned during the preceding calendar year is credited to the TSR Account.

Second, one-half of the TSR Account balance is debited from the adjusted TSR Account balance.

Third, according to the Senior Manager's prior irrevocable election, all or a designated portion of the amount debited is paid immediately to the Senior Manager in cash, and the remaining portion is credited to the Senior Manager's Account under the NYNEX Senior Management Incentive
Award Deferral Plan.

When the Senior Manager terminates employment with NYNEX Corporation or another applicable Participating Company, the full remaining balance in his or her TSR Account is paid to the Senior Manager immediately in a single cash payment. Amounts previously transferred to the NYNEX Senior Management Incentive Award Deferral Plan are paid under the terms of that plan.

At termination of employment, any short-term incentive award that had not previously been credited under this Plan is paid in cash on March 1 of the year following the year following the year in which the services were performed that gave rise to the award.

        Note: the above is only a broad outline of the major features of the Plan. Any benefits or rights under the Plan will be determined by the specific Plan provisions as they apply to each case.

NYNEX Account Balance Deferral Plan
(Effective March 1, 1996)

Contents
- -------------------------------------------------------------------------------------------------

Section                                                                                      Page

              Article I. Purpose                                                                1

              Article II. Definitions

    2.1       Definitions                                                                       2

              Article III. Participation

    3.1       Eligibility                                                                       3
    3.2       Nature of Plan                                                                    3

              Article IV. TSR Accounts

    4.1       Establishment of TSR Account                                                      4
    4.2       TSR Account Adjusted For Shareholder Return                                       4
    4.3       Awards Credited to TSR Account                                                    4

              Article V. Cash or Deferral Election

    5.1       Annual 50-Percent Cash or Deferral Election                                       5

              Article VI. Payment of TSR Account Balance

    6.1       Payment of TSR Account Balance on Termination of
              Employment or Death                                                               6
    6.2       Recipient of Payment                                                              6

              Article VII. Amendment or Termination

    7.1       Administrative Amendments                                                         7
    7.2       Amendments and Termination                                                        7
    7.3       Participant Rights                                                                7
    7.4       Successors                                                                        7



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



NYNEX Account Balance Deferral Plan
(Effective March 1, 1996)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article VIII. Other Provisions

    8.1       No Assignment or Alienation                                                       8
    8.2       Source of Benefits                                                                8
    8.3       Notices                                                                           8
    8.4       Applicable Laws                                                                   8


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Article I. Purpose

The purpose of the NYNEX Account Balance Deferral Plan (the "Plan") is to provide for the deferral and ultimate distribution of a Senior Manager's short-term incentive amounts, beginning with the amount earned in 1995 and awarded in 1996.


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



Article II. Definitions

2.1 Definitions

(a) "Beneficiary" shall mean one or more Beneficiaries designated by the Senior Manager on a form provided by the Committee for the appropriate purpose. The most recent Beneficiary designation submitted by the Senior Manager shall override all previous designations.
(b) "Participating Company" shall mean NYNEX Corporation and any subsidiary of NYNEX Corporation which shall have determined with the concurrence of the Committee to participate in this Plan.
(c) "Plan Year" shall have the same meaning as the calendar year i.e., January 1 to December 31.
(d) "Senior Manager" shall mean an employee of a Participating Company, who has attained a level higher than department level or equivalent fifth level, and who holds a position that the Participating Company's Board of Directors has designated to be within that Company's Senior Management Compensation Group.
(e) "Termination of Employment" shall mean any termination of employment with a Participating Company.
(f) "TSR Account" shall mean an unfunded bookkeeping account established for each Senior Manager who participates under this Plan. Such account shall be credited with short-term incentive awards under section 4.3, and adjusted to reflect total shareholder return under section 4.2.


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Article III. Participation

3.1 Eligibility

Each Senior Manager shall become a participant in the Plan as of March 1, 1996 or, if later, the March 1 next following the date on which he or she becomes a Senior Manager.

3.2 Nature of Plan

The Plan does not constitute a contract of employment, and nothing in the Plan will give any Senior Manager the right to be retained in the employ of the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, except to the extent specifically provided under the terms of the Plan.


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Article IV. TSR Accounts

4.1 Establishment of TSR Account

For each Senior Manager, a Total Shareholder Return Account ("TSR Account"), which shall be an unfunded bookkeeping account, shall be established under this Plan by the Plan Administrator.

4.2 TSR Account Adjusted For Shareholder Return

On each business day, each Senior Manager's TSR Account under this Plan shall be increased to reflect NYNEX Corporation's annualized total shareholder return, as determined by the Committee, to the extent such return is positive. For each 12-month period commencing on March 1, 1996 or any subsequent March 1 (the "allocation period"), the amount allocated shall be based on the annualized rate of such total shareholder return for the three-calendar-year period which precedes the commencement of such allocation period.

4.3 Awards Credited to TSR Account

As of March 1 of each year, after the adjustment described in section 4.2, the entire amount of any short-term incentive award relating to services performed by the Senior Manager in the preceding calendar year shall be credited to his or her TSR Account.



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Article V. Cash or Deferral Election

5.1 Annual 50-Percent Cash or Deferral Election

As of March 1 of each year, after the adjustments described in sections 4.2 and 4.3, the TSR Account shall be debited by 50 percent of the TSR Account balance. Based on the Senior Manager's prior election, all or a portion of such debited amount shall be paid in cash by the Participating Company to the Senior Manager as soon as is practicable, and the remaining portion shall be credited to an account maintained on behalf of the Senior Manager under the NYNEX Incentive Award Deferral Plan. Notwithstanding the foregoing, the entire debited amount shall be paid in cash unless the Senior Manager shall have made an irrevocable election, prior to the calendar year preceding the year in which the cash would be paid, to further defer receipt of the amount by crediting it under the NYNEX Incentive Award Deferral Plan. Such deferral election made for a year shall continue in effect and shall apply for each subsequent year until it is revoked by the Senior Manager.


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Article VI. Payment of TSR Account Balance

6.1 Payment of TSR Account Balance on Termination of Employment or Death

Upon the Termination of Employment or death of a Senior Manager, the applicable Participating Company shall make a cash payment in an amount equal to the Senior Manager's TSR Account balance determined as of the last business day of the month following such Termination of Employment or death.

6.2 Recipient of Payment

In the event of a Senior Manager's Termination of Employment, the payment under section 6.1 shall be made in cash to the Senior Manager. In the event of a Senior Manager's death, such payment shall be made to his or her designated Beneficiary.



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Article VII. Amendment or Termination

7.1 Administrative Amendments

Subject to the provisions of section 7.3, the Company's Vice President-Human Resources (or any successor to that officer's responsibilities) may make minor or administrative amendments to the Plan and, with the concurrence of the Company's Executive Vice President and General Counsel (or any successor to that officer's responsibilities), make any changes necessary or advisable to comply with applicable law or government regulations.

7.2 Amendments and Termination

Subject to the provisions of section 7.3, the Company's Board of Directors may amend or terminate the Plan at any time and any Subsidiary may, by action of its Board of Directors, terminate its participation in the Plan at any time.

7.3 Participant Rights

No action under this Article VII shall, without the consent of the affected Participant or, in the event of his death, his Beneficiary, adversely affect the rights of any Participant with respect to any amount which was credited to him under the Plan prior to the date of such action.

7.4 Successors

The obligations of the Company and each Subsidiary under the Plan shall be binding upon any assignee or successor in interest thereto. Neither the Company nor any Subsidiary shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangement for the payment of any benefits payable under the Plan.




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Article VIII. Other Provisions

8.1 No Assignment or Alienation

Benefits payable to any person under the Plan may not be voluntarily or involuntarily assigned or alienated.

8.2 Source of Benefits

Subject to the terms and conditions of the Plan, any amount payable to or on account of a Participant under this Plan shall be paid from the general assets of the Company or applicable Subsidiary. The obligations of the Company and the Subsidiaries under the Plan are solely contractual, and no trust or other separate fund shall be established for purposes of paying any benefits under the Plan.

8.3 Notices

Any notice or document required to be given to or filed with the Plan Administrator shall be considered to be given or filed if delivered to the Vice President-Human Resources or mailed by registered mail, postage prepaid to the Vice President-Human Resources, in care of the Company, at 1095 Avenue of the Americas, New York, New York 10036.

8.4 Applicable Laws

The Plan shall be construed and administered in accordance with the laws of the State of New York.



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